Exhibit 1

INCENTIVE STOCK OPTION AGREEMENT

To:

Jesus Martinez (the “Optionee”)

At:

7645 Kilrea Crescent

Burnaby, BC

V5A 3N8

For valuable consideration received, the undersigned issuer (the “Issuer”) hereby gives and grants to the Optionee, upon the terms and conditions set out in Sections 1 through 16 attached, the sole and exclusive right and option to purchase that number of fully paid and non-assessable common shares of the capital stock of the Issuer for the price per share and during the period described below:

Number of Shares subject to option:

100,000

Price per Share:

$0.17

Term of Option:

This Agreement shall have a term of 2 years.

Relationship to Issuer:

The Optionee is a Secretary and Director of the Issuer or its subsidiary.

Executed and delivered by and on behalf of the Issuer at Vancouver, British Columbia, effective February 11, 2003.

GEE TEN VENTURES INC.

Per:  _________________________________

Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until June 10, 2003.

During the hold period, the foregoing legend shall be endorsed on all certificates for shares issued on the exercise of the options herein granted.

INCENTIVE STOCK OPTION AGREEMENT

TERMS AND CONDITIONS

1.

The option granted pursuant to this Agreement is subject to the prior approval of:

a.

the TSX Venture Exchange (the "Exchange"), and

b.

the shareholders of the Issuer (the "Shareholders") if the Optionee is an insider (“Insider”) of the Issuer (as defined in the Securities Act, R.S.B.C. 1996, c.418, as amended) (the "Act"),

and any amendments to this Agreement are subject to the prior approval of:

c.

the Exchange, and

d.

the Shareholders if the option as constituted and granted hereunder was approved by the Shareholders or the Optionee is an Insider at the time of the amendment.

Accordingly, the option granted pursuant to this Agreement and any amendments hereto may not be exercised prior to the required approvals having been obtained.

2.

Where the Optionee is not a Senior Officer as defined by the Act or a Director of the Issuer, the Issuer represents that the Optionee is a bona fide employee of the Issuer or its subsidiary, a consultant eligible for options under BC Instrument 45-507, or an employee of a management company providing services to the listed company (other than investor relations) or a corporation that is wholly-owned by one of the foregoing or a Director of the Issuer.

3.

In the event the Optionee ceases to act in his capacity as a Director or Employee with the Issuer or its wholly-owned subsidiary, as determined by the Issuer or the subsidiary, all the rights granted to him hereunder as to any of the shares optioned to him under this Agreement which have not yet been purchased, shall thereupon cease, terminate, and be of no further force and effect.

4.

In the event of the death of the Optionee during the term of this option, his personal representative shall be entitled to purchase all or any part of the optioned shares to which the Optionee would have been entitled pursuant to the provisions of this Agreement, for a period not exceeding one (1) year following the date of the death of the Optionee.

5.

The option hereunder granted shall be non-transferable and non-assignable and subject to section 4 hereof, shall be exercisable only by the Optionee by giving notice in writing addressed to the Issuer at its registered office, which notice shall specify therein the number of optioned shares in respect of which the option is being exercised and shall include payment therewith, by cash or certified cheque, of the full amount of the purchase price for the number of shares purchased.  Upon such exercise of the option, the Issuer shall forthwith cause the Registrar and Transfer Agent of the Issuer to deliver to the Optionee, or his agent, a Certificate or Certificates in the name of the Optionee representing in the aggregate such number of optioned shares as the Optionee purchases.

6.

Nothing herein contained shall obligate the Optionee to purchase or pay for any optioned shares except those optioned shares in respect of which the Optionee shall have exercised his option to purchase in the manner hereinbefore provided.

7.

In the event the issued and outstanding shares of the Issuer are changed by a stock dividend, subdivision, consolidation, reduction in capital or otherwise recapitalized or reclassified (whether in connection with a merger or otherwise but not in connection with any issuance of additional shares for a consideration) this option shall be adjusted (written notice of which adjustment shall be delivered to the Optionee or as the case may require, his personal representative at such last known address as may appear on the records of the Issuer) as follows:

a.

the number and class of shares subject hereto shall then be such as to permit the Optionee upon the exercise hereof to acquire the same equity in the Issuer as he would have acquired if immediately prior to such capital transaction he had been the holder of that number of shares then under option but not yet purchased and issued hereunder; and

b.

the purchase price of each such share shall then be increased or decreased proportionately as the case may require in order that the purchase price for the equity in the Issuer actually purchased shall be the equivalent   of the purchase price for such equity immediately prior to such capital transaction.

8.

If the Issuer shall be dissolved or amalgamated with another company into a new company or merged with another company so that such other company is the surviving corporation, this option shall terminate; PROVIDED HOWEVER that the Optionee shall have the right between the time of the last required official action of shareholders and/or directors meetings and the final step consummating such dissolution, merger or amalgamation to exercise this option in whole or in part.

9.

This Agreement shall enure to the benefit of the Optionee and his heirs, executors and administrators and wherever reference is made to the Optionee, the same shall be construed to mean his personal legal representative, wherever the context so requires.

10.

The term of this Option Agreement shall be as stated in the certificate attached except as the same shall be amended in accordance with the terms and conditions herein.

11.

Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

12.

Time shall be of the essence of this Agreement.

13.

This option may be terminated by the Issuer by notice in writing to the Optionee on the occurrence of any of the following events:

a.

if the Optionee engages in any act which constitutes a breach of any Securities Act having jurisdiction over the Issuer or any regulation or written policy statement imposed thereunder;

b.

if the Optionee engages in any act which constitutes a breach of any rule, by-law or written policy of any stock exchange having jurisdiction over the Issuer; or

c.

if the Optionee engages in any act which constitutes a breach of either the fiduciary duties of the Optionee to the Issuer or the terms of engagement or employment between the Optionee and the Issuer, the determination of such breach being in the sole discretion of the Board of Directors of the Issuer.

14.

Termination under section 13 shall be effective at the time of delivery of a notice of termination to the Optionee in accordance with this Agreement.

15.

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, telegraphed or mailed by registered mail to the party to receive such notice at the address of the Optionee noted on the first page of this Agreement and at the registered address of the Issuer.  Any notice given as aforesaid shall be deemed to have been given if delivered, when delivered, if telegraphed, on the second business day after the date of telegraphing, or if mailed, on the second business day after the date of mailing.  Either party may from time to time by notice in writing change its address for the purposes of this section.

16.

For the purposes of Section 74(2)(9) of the Act, the Issuer hereby declares that the Optionee is under no requirement to exercise the option herein granted, in whole or in part, in expectation or as a condition of the Optionee acting or continuing to act as a Director, or employee of the Issuer or its subsidiary as the case may require.